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                                    FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             VIAGRAFIX CORPORATION
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                              73-1354168
       (State of incorporation                   (I.R.S. Employer
            or organization)                    Identification No.)

           ONE AMERICAN WAY
           PRYOR, OKLAHOMA                             74361
(Address of principal executive offices)             (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered

               N/A                                   N/A

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X].

         Securities Act registration statement file number to which this form relates: 333-42633

         Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.01 par value per share
                               (Title of class)
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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the registrant's Common Stock, $.01 par value per share to be registered hereunder, is incorporated by reference from the description of such shares contained in the Prospectus included in the registrant's Registration Statement on Form S-1 (Commission File No. 333-42633), as amended, originally filed on December 18, 1997 ("Registration Statement"), under the caption "Description of Capital Stock". This registration statement will incorporate by reference the description of the Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.


ITEM 2. EXHIBITS

         The information required by this Item is incorporated by reference to the following Exhibits to the Registration Statement:

Exhibit No.                                 Name of Exhibit
-----------                                 ---------------
  1.1            Form of Underwriting Agreement.
  1.2            Custody Agreement
  1.3            Selling Shareholders' Power of Attorney
  3.1            Amended and Restated Certificate of Incorporation of the Registrant dated December 12, 1997, and the designations of rights and preferences of the Series A Convertible
                 Preferred Stock attached as Exhibit "A" to the Registrant's Amended and Restated
                 Certificate of Incorporation dated August 16, 1994, which exhibit is incorporated therein by reference.
  3.2            Amended and Restated Bylaws of the Registrant.
  4.1            Specimen Common Stock Certificate of the Registrant.
  5.1            Opinion of Johnson, Allen, Jones & Dornblaser, Inc.
 10.1            Series A Convertible Preferred Stock Purchase Agreement dated August 16, 1994.
10.2             Registration Rights Agreement dated August 16, 1994.
10.3             Stockholders Agreement dated August 16, 1994.
10.4             Letter Agreement with Geocapital III, L.P. dated December 4, 1997.
10.5             1995 ViaGrafix Stock Option Plan.
10.6             Amendment of the 1995 ViaGrafix Stock Option Plan.
10.7             Development and Licensing Agreement with Street Technologies, Inc.
10.8             1995 Stock Purchase Agreement between ViaGrafix Corporation, Purchaser and Robert
                 Webster, Shareholder of American Small Business Computers, Inc. and related
                 Promissory Note and Mortgage.
10.9             1995 Stock Purchase Agreement between ViaGrafix Corporation, Purchaser and
                 Geocapital III, L.P., Shareholder of American Small Business Computers, Inc. and
                 related Promissory Note.
10.10            Letter Agreement with Geocapital III, L.P. dated February 5, 1998.
10.11            Letter Agreement with Robert E. Webster dated February 3, 1998.





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
10.12            Contract for Sale and Purchase of Capital Stock of American Small Business Companies,
                 Inc. dated January 20, 1995 by and between Bruce M. Taylor and Robert E. Webster and related Contract for Sale of Real Property, Warranty Deed and Assignment of Contract
                 Rights.
10.13            1995 Stock Exchange Agreement Between Geocapital III, L.P. and Robert Webster.
21.1             List of Subsidiaries.
23.1             Consent of Ernst & Young, LLP.
23.2             Consent of Johnson, Allen, Jones & Dornblaser, Inc. (included as part of Exhibit 5.1).
23.3             Consent of Roy L. Bliss.
23.4             Consent of Gerald R. Harris.
23.5             Consent of Stephen P. Gott.
27.1             Financial Data Schedule for the year ended December 31, 1997.



                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 24th day of February, 1998.

                                     ViaGrafix Corporation




                                     By: /s/ Michael A. Webster
                                         -------------------------------------
                                         Michael A. Webster
                                         Chairman of the Board, President and
                                         Chief Executive Officer





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